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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                 _____________

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

                                 APRIL 17, 1997


                                 _____________


                          TRANSTECHNOLOGY CORPORATION

             (Exact name of registrant as specified in its charter)

          Delaware                   1-7872                     95-4062211
(State or other jurisdiction     (Commission File            (I.R.S. Employer
     of incorporation)               Number)              Identification Number)

                       150 Allen Road                    07938
                     Liberty Corner, NJ                (Zip Code)
                    (Address of principal
                     executive offices)


                                 (908) 903-1600
              (Registrant's telephone number, including area code)
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ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS

         On April 17, 1997, the registrant completed its acquisition of all of the outstanding stock from Robert Bradley of TCR Corporation, a manufacturer of externally threaded specialty fastening devices and other cold headed and machined products for the automotive, heavy vehicle, marine and industrial markets. TCR Corporation's facilities are located in Minneapolis, Minnesota.

         The base purchase price was $32.6 million, subject to adjustment upon completion of a closing balance sheet, with the possibility of performance payments aggregating $3 million over a period of three calendar years. The purchase terms were the result of arm's length negotiations between unrelated parties. In order to fund this acquisition, the registrant amended its credit facility with The National Bank of Boston.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)     Financial statements of businesses acquired:

                 No financial statements are available at this time. The registrant intends to file the financial statements within 60 days after the initial report on form 8-K was required to be filed.

         (b)     Pro forma financial information

                 No proforma financial information is available at this time. The registrant intends to file the required financial information within 60 days after the initial report on form 8-K was required to be filed.

         (c)     Other Exhibits

                 (2.1) Stock Purchase Agreement dated as of April 14, 1997 between the registrant and Robert Bradley.

                 (2.2) Consent and Amendment Agreement No. 5, dated as of March 31, 1997, to Revolving Credit and Term Loan Agreement dated as of June 30, 1995, among the registrant, various subsidiaries of the registrant, the First National Bank of Boston, as Agent, and other parties thereto as defined in said Agreement.
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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:    April 29, 1997



                                        TRANSTECHNOLOGY CORPORATION



                                        /s/ Gerald C. Harvey
                                        -------------------------------
                                        Gerald C. Harvey
                                        Vice President, Secretary
                                        and General Counsel